Exhibit 1.1

American Campus Communities, Inc.

[                     Shares]

Common Stock

($ 0.01 par value)

Underwriting Agreement

New York, New York

                    , 2004

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

American Campus Communities, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] shares of Common Stock, $ 0.01 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [            ] additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 18 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule I to this Agreement, up to [            ] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties. Each of the Company and American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), jointly and severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 as of the date hereof and as of each Closing Date (as hereinafter defined).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-114813) on Form S-11, including a form of preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company has filed one or more amendments thereto, including a form of preliminary prospectus, each of which has previously been made available to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) on or after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act to be included in such registration statement and the Prospectus. As filed, such amendment and Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and the Contribution Agreement, dated as of [            ], 2004 (the “Contribution Agreement”), among the Company, the Operating Partnership, RAP-ACP, LLC (“RAP-ACP”), Reckson Strategic Venture Partners, LLC (“RSVP”) and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., providing for, among other things, the acquisition by the Operating Partnership of substantially all of the direct or indirect interests in the student housing business previously owned by RAP-ACP and RSVP; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and their Subsidiaries (as hereinafter defined), taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(e) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Contribution Agreement. American Campus Communities Holdings, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“ACCHL”), is the sole general partner of the Operating Partnership. On each Closing Date, the Partnership Agreement of the Operating Partnership, as the same may be amended and/or restated from time to time (the “Operating Partnership Agreement”), will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided, however, that to the extent any portion of the over-allotment option described in Section 2(b) hereof is exercised at any Closing Date, the percentage interest of the Company and such limited partners in the Operating Partnership will be adjusted accordingly. Additionally, to the extent any portion of such over-allotment option is exercised subsequent to the Closing Date, the Company will contribute the proceeds from the sale of the Option

Securities to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of Option Securities issued.

(f) Each direct or indirect subsidiary of the Company, other than the Operating Partnership (each a “Subsidiary”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect; and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable federal and state securities laws in all material respects; and except as described in the Prospectus, its capital stock or other ownership interests will, immediately following the first Closing Date, be owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary.

(g) The Company’s authorized equity capitalization is as set forth in the Prospectus under the caption “Capitalization”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Securities”; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, Inc. (the “NYSE”); and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(h) The Securities and all other outstanding shares of capital stock of the Company, including any warrants or Restricted Stock Units (“RSU”), have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities to be issued and sold by the Company have been issued and delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will have been, validly issued, fully paid and nonassessable, have been, or will be, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and will conform, in all material respects, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities to be issued and sold by the Company. Upon payment of the purchase price and issuance and delivery of the Securities to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on each Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE.

(i) The outstanding OP Units and the profit interest units (“PIUs”) have been duly authorized for issuance by the Operating Partnership, and are validly issued and owned in the aggregate percentage amounts set forth in the Prospectus by the Company and by the limited partners. The OP Units and PIUs have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Prospectus in all material respects. None of the OP Units or PIUs were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units, PIUs or other securities of the Operating Partnership.

(j) Except for the Engagement Letter (as defined herein) or as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Except as provided in the Operating Partnership Agreement and the PIU Vesting Agreement related thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(l) None of the Transaction Entities nor any Subsidiary (i) is in violation of its charter or bylaws or other organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, a Material Adverse Effect.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Transaction Entities or the Subsidiaries in connection with the transactions contemplated by this Agreement or the Contribution Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Act, (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, (iii) as will be obtained or completed by the first Closing Date and (iv) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

(n) The execution, delivery and performance of this Agreement and the Contribution Agreement by the Transaction Entities and consummation of the transactions contemplated thereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Prospectus) upon any property or assets of the Transaction Entities or any Subsidiary thereof pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Transaction Entities or any of their Subsidiaries or any of their properties or assets; (ii) any term, condition or provision of any agreements or instruments; or (iii) the charters or bylaws or other organizational documents, as applicable, of the Transaction Entities or any of their Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Prospectus or as would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any Subsidiary.

(o) Each of (A) this Agreement, (B) the Operating Partnership Agreement and (C) the Contribution Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and, to the knowledge of the Company, by each of the other parties thereto (other than the Representatives) and, assuming due authorization, execution and delivery by such other parties (including the Representatives), is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law; and (ii) at the Closing Date, (A) the employment agreements between the Company and each of William C. Bayless, Jr., Brian B. Nickel and Mark J. Hager and (B) all agreements relating to the revolving credit facility and other debt facilities described in the Prospectus shall have been duly and validly authorized, executed and delivered by the Transaction Entities and each of their Subsidiaries that is a party thereto and will be valid and binding agreements of such parties, enforceable against such parties in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(p) The Transaction Entities and their subsidiaries possess, or will possess at the time required, all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.

(q) The combined financial statements of American Campus Communities Predecessor (the “Predecessor”) included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Predecessor at the dates indicated, and the results of operations, change in owners’ equity and cash flows of the Predecessor for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements); said financial statements have been prepared on a consistent basis with the books and records of the Predecessor. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X, the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements). The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other historical or pro forma financial statements (or schedules) are required by the Act to be included therein.

(r) Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Registration Statement and delivered the initial letter referred to in Section 6(h) hereof, are independent public accountants as required by the Act.

(s) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(t) Beginning with its taxable year ended December 31, 2004 the Company will have been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the proposed method of operation of the Company, as described in the Registration Statement and the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(u) (i) All federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by the Transaction Entities and any of their Subsidiaries, in each case, to the extent material (“Returns”), have been timely filed; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by the Transaction Entities or any of their Subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Prospectus. Neither the Transaction Entities nor any of their Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. Neither the Transaction Entities nor any of their Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Transaction Entities or any of their Subsidiaries with regard to any Taxes or Returns of the Transaction Entities or any of their Subsidiaries, and no taxing authority has notified the Transaction Entities or any of their Subsidiaries in writing that it intends to investigate its Tax affairs.

(ii) The Transaction Entities and their Subsidiaries have each complied (and will continue to comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(v) The Transaction Entities and each of their Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus (including any supplement thereto) or any other materials, if any, permitted by the Act (which were disclosed to the Representatives and their counsel) (it being understood that no representation is made with respect to any other materials distributed by the Representatives).

(w) Each Transaction Entity and their respective Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; neither the Transaction Entities nor any of their respective Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any Transaction Entity or any of its respective Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

(x) To the knowledge of the Transaction Entities, the assets of the Transactions Entities and their Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(y) The Transaction Entities or their Subsidiaries or any joint ventures in which the Transaction Entities or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by them described in the Prospectus as owned by the Transaction Entities or their Subsidiaries or the applicable joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Prospectus or such as would not have, or reasonably be expected to have, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Prospectus are disclosed therein and none of the Transaction Entities and their Subsidiaries are in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, a Material Adverse Effect; (3) no Transaction Entity is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (4) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, a Material Adverse Effect or could not result in a forfeiture or reversion of title; (5) none of the Transaction Entities nor any Subsidiary has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities nor their Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.

(z) The Transaction Entities and each of their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Transaction Entities and each of their Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as described in the Prospectus, there are no material claims by the Transaction Entities or any of their Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except as disclosed in the Prospectus, neither the Transaction Entities nor any of their Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Transaction Entities nor any of their Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Prospectus (exclusive of any supplement thereto) at a cost that would not have a Material Adverse Effect.

(aa) Except as set forth in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties, including, without limitation, the participating properties, and assets are described in the Prospectus and are not convertible and neither the Transaction Entities, any of their Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties.

(bb) The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect.

(cc) Except as otherwise disclosed in the Prospectus, (i) the Transaction Entities and their Subsidiaries and the Properties have been and are in material compliance with, and neither the Transaction Entities nor their Subsidiaries have any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Transaction Entities, any of their Subsidiaries, nor, to the knowledge of the Transaction Entities, any prior owners or occupants of the property at any time or any other person or entity (including adjacent landowners or lessees) has at any time released (as such term is defined in Section 101(22) of Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or their Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or their Subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws; (iii) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or their Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws; (iv) neither the Transaction Entities nor any of their Subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or their Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or their Subsidiaries to incur material liability; (v) neither the Transaction Entities nor any of their Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Transaction Entities or their Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws; (vi) neither the Properties nor any other land or other assets currently owned by the Transaction Entities or any of their Subsidiaries is included or, to the best of the Transaction Entities’ and their Subsidiaries’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Transaction Entities’ and their Subsidiaries’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority (as hereinafter defined). To the knowledge of the Transaction Entities and their Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) dry-cleaning facilities; or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or their Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus (a “Governmental Authority”).

(dd) No labor problem or dispute with the employees of the Transaction Entities or any of their Subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and the Transaction Entities are not aware of any existing or, to the knowledge of the Transaction Entities, imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(ee) The Transaction Entities and their Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus (a) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.

(ff) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of their Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of their Subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Transaction Entities’ knowledge, threatened or contemplated.

(gg) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (1) there has been no Material Adverse Effect; (2) there have been no transactions entered into by the Transaction Entities or any of their Subsidiaries which are material with respect to the Transaction Entities and their Subsidiaries taken as a whole; (3) neither the Transaction Entities nor any Subsidiary has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and their Subsidiaries taken as a whole; and (4) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any class of its capital stock or by the Operating Partnership or any of its Subsidiaries with respect to its OP Units.

(hh) No Transaction Entity is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ii) There is no franchise, contract or other document to which the Transaction Entities or any of their Subsidiaries is a party that is required by the Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(jj) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required pursuant to the Act to be described in the Prospectus which is not so described.

(kk) Except (i) to the extent not required to be described or filed pursuant to the Act, (ii) as described in the Prospectus or (iii) for the agreements referred to herein, neither the Transaction Entities’ nor any of their Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Transaction Entities or any of their Subsidiaries and none of the Transaction Entities’ or their Subsidiaries’ directors, officers, interest holders, members, partners, members of management, other employees or their respective affiliates owns any property or right, tangible or intangible, which is used in any material manner by the Transaction Entities or any of their Subsidiaries.

(ll) Each Transaction Entity and each of their Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The operations of the Transaction Entities and their Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) Neither the Transaction Entities nor any of their Subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities or any of their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Except as stated in this Agreement and in the Prospectus, none of the Transaction Entities nor, to the knowledge of the Company, any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(pp) The Company intends to apply the net proceeds from the sale of the Securities being sold by the Company substantially in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”

(qq) Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

(rr) Except as described in or contemplated by the Prospectus (exclusive of any supplement thereto), neither the Operating Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership.

(ss) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.

(tt) The Company solely determined, without any direct or indirect participation by the Underwriters, the persons who will purchase shares of Common Stock (including the amounts to be purchased by such persons) sold in the offering by the Underwriters pursuant to the Directed Share Program described in the Prospectus.

(uu) (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained or will be obtained or completed by the first Closing Date, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[             ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [        ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, on             , 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the

Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) During the period from the date of this agreement through the five year anniversary hereof, the Company will furnish upon request to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish upon request to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) For a period of 9 months after the date of the Prospectus, the Company will not, and will not permit the Operating Partnership to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement (except a registration statement on Form S-8 relating to the restricted share awards or its 2004 equity incentive award plan or a registration statement on Form S-4 relating to the Company’s acquisition of another entity) under the Act relating to, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, including, without limitation, OP Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, other than grants of stock options, PIUs, RSUs or restricted stock to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, issuances of Common Stock in connection with redemptions of any OP Units and pursuant to a dividend reinvestment plan (if any), issuances of Common Stock, OP Units or other securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of interests in real property, real property companies or entities owning interests in real property.

In the event that either (x) during the last 17 days of the 9-month period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 9-month period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 9-month period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

(h) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2004, for taxation as a REIT under the Code.

(i) The Company will use its best efforts to effect the initial listing of the Common Stock (including the Securities) on the NYSE.

(j) The Company will use its commercially reasonable efforts to complete the construction of its University Village at Fresno, University Village at San Bernardino and University Village at Temple University properties in accordance with the description set forth in the Prospectus.

(k) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) The Company will take such steps as shall be necessary to ensure that neither Transaction Entity shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) and transfer agent and registrar; (x) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(o) Pursuant to a letter agreement, dated May 13, 2004 (the “Engagement Letter”), among the Company, RAP Student Housing Properties, LLC, RSVP Student Housing, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Advisors”), the Company shall pay to the Advisors the financial advisory fee required under such agreement as and when such financial advisory fee is required to be paid by the Company pursuant to the terms of such Engagement Letter.

(p) The Company shall pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Directed Share Program material and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(q) During the period when the Prospectus is required to be delivered by the Underwriters under the Act or the Exchange Act, the Company will (1) comply with all provisions of the Act and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

Furthermore, the Company covenants with the Representatives that the Company will comply in all material respects with all applicable U.S. securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Willkie Farr & Gallagher LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit A hereto.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, Delaware (to the extent limited to Delaware corporate laws) or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date. The Underwriters acknowledge that the law firm of Shaw Pittman, LLP is satisfactory.

In addition, Willkie Farr & Gallagher LLP shall state that, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to such counsel’s attention which leads such counsel to believe that, on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, related notes and schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no statement).

(c) The Representatives shall have received the favorable opinion, dated the Closing Date, of Shaw Pittman, LLP, special Maryland Counsel of the Company, to the matters attached as Exhibit B hereto.

In rendering such opinions, such counsel may limit its opinions to the laws of the State of Maryland, and matters specifically governed thereby. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(d) The Company shall have requested and caused Glast, Phillips & Murray, P.C., special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit C hereto.

(e) The Company shall have requested and caused Herrick Feinstein, special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit D hereto.

(f) The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers and general partner of the Company and Operating Partnership, respectively, and public officials. In addition, in rendering such opinion, counsel may rely on and assume the accuracy of an opinion of Shaw Pittman, LLP, special Maryland counsel of the Company, dated as of the Closing Date, with respect to certain matters of Maryland law.

(g) Each of the Company and the Operating Partnership shall have furnished to the Representatives a certificate of the Company and the Operating Partnership, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company on behalf of the Company and ACCHL, as general partner of the Operating Partnership, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Transaction Entities have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and their Subsidiaries (as hereinafter defined), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(h) At the Execution Time, the Representatives shall have received a letter from Ernst & Young LLP dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) On the Closing Date, the Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, assets, prospects or properties of the Transaction Entities and their Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto); (iii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (v) any suspension or material limitation by the Commission of trading in the Common Stock or trading in securities generally on the NYSE or any setting of minimum or maximum prices on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, the NASD or any other governmental authority, (vi) any banking moratorium declared either by Federal or New York State authorities, (vii) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (viii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

(k) On or prior to the Closing Date, the Representatives shall have received lock-up agreements substantially in the form of Exhibit E hereto (the “Lock-up Agreements”) from each of the executive officers and directors and certain other stockholders of the Company listed on Schedule II hereof.

(l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) At the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance and evidence of compliance with the applicable NYSE distribution requirements.

(n) On each Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(p) The Company shall have, simultaneously with the closing of the Offering, executed a $75.0 million senior secured revolving credit facility with a syndicate of lenders led by affiliates of Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

(q) At the Closing Date, the Company shall have executed and delivered the Contribution Agreement to Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Any certificate or document signed by any officer of the Transaction Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Transaction Entities to the Underwriters as to the statements made therein.

The Transaction Entities will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, without duplication of expenses otherwise owed to the Underwriters pursuant to the Engagement Letter and actually reimbursed pursuant thereto.

8. Indemnification and Contribution. (a) Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (with respect to the Prospectus only, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and agrees, jointly and severally, to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, none of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Transaction Entities may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Transaction Entities and each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Transaction Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Transaction Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (the “Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Transaction Entities for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) are related to, arise out of, or are in connection with the Directed Share Program, provided that, with respect to clause (iii) none of the Transaction Entities will be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) and (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Transaction Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it; and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Transaction Entities within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, (a) if at any time prior to such time: (i) trading in the Common Stock shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (iv) if there has been, since the Execution Time or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (b) as provided in Sections 6 and 9 of this Agreement.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Transaction Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and to Deutsche Bank Securities Inc., Attention: Real Estate Investment Banking Department (fax no.: (212) 797-4495) with a copy to the General Counsel (fax no.: (212) 797-4564); or, if sent to the Company, will be mailed, delivered or telefaxed to (512) 732-2450 and confirmed to it at 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, attention of the William C. Bayless, President and Chief Executive Officer, and Mark J. Hager, Executive Vice President and Chief Financial Officer, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Yaacov M. Gross, Esq. (phone: (212) 728-8225; facsimile: (212) 728-9225).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“MGCL” shall mean the Maryland General Corporation Law.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“SDAT” shall mean the Maryland State Department of Assessments and Taxation.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.

Very truly yours,
American Campus Communities, Inc.

By:
Name:
Title:

American Campus Communities Operating Partnership LP

By: American Campus Communities Holdings, LLC, its general partner

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Deutsche Bank Securities Inc. as Representatives of the several Underwriters

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By: DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

For themselves and the several Underwriters listed on Schedule I hereto.